UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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BRT REALTY TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BRT REALTY TRUST
60 Cutter Mill Road
Suite 303
Great Neck, New York 11021
(516) 466-3100

Notice of Annual Meeting of Shareholders
March 12, 2007

The Annual Meeting of Shareholders of BRT Realty Trust will be held on Monday, March 12, 2007, at 9:00 a.m. local time, at the offices of BRT Realty Trust, 60 Cutter Mill Road, Suite 303, Great Neck, New York for the following purposes:

1.     To elect three Class II Trustees to serve until the 2010 Annual Meeting of Shareholders; and

2.     To transact any other business as may properly come before the meeting.

Shareholders of record at the close of business on January 23, 2007 will be entitled to notice of and to vote at our annual meeting. It is important that your common shares of beneficial interest be represented and voted at the meeting. You can vote your common shares of beneficial interest by completing and returning the proxy card. Certain shareholders can also vote their common shares of beneficial interest over the internet or by telephone. If internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

Simeon Brinberg
Secretary
Great Neck, New York
January 26, 2007

PROXY STATEMENT

PROXY STATEMENT

GENERAL

Our board of trustees is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2007 annual meeting of shareholders of BRT Realty Trust. In this proxy statement we refer to BRT Realty Trust as “BRT,” “we,” “our,” “us,” “our company,” or the “Trust.” The meeting will be held at our offices, 60 Cutter Mill Road, Suite 303, Great Neck, New York, at 9:00 a.m., local time, on Monday, March 12, 2007.

The date of this proxy statement is January 26, 2007, the approximate date on which we are mailing this proxy statement and the accompanying form of proxy to our shareholders. Our fiscal year begins on October 1st and ends on September 30th. References in this proxy statement to the “year 2006” or “fiscal 2006” refers to the twelve month period from October 1, 2005 through September 30, 2006.

Our executive offices are located at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021. Our telephone number is (516) 466-3100.

VOTING PROCEDURES

Shareholders of record at the close of business on January 23, 2007 are entitled to notice of and to vote at the annual meeting of shareholders. The record date was established by our board of trustees. You are entitled to one vote for each common share of beneficial interest you own on January 23, 2007 and do not have the right to vote cumulatively in the election of trustees. Our common shares of beneficial interest (hereafter referred to as “common shares”) constitute our only class of voting securities outstanding and will vote as a single class on all matters to be considered at the annual meeting. On the record date, there were 11,045,626 common shares outstanding and entitled to vote. In order to carry on the business at the meeting, we must have a quorum present in person or by proxy. This means that at least a majority of the outstanding common shares must be represented at the meeting, either in person or by proxy, regardless of whether you vote your common shares. The affirmative vote of a plurality of the outstanding common shares present and voting at the meeting, in person or by proxy, is required to elect the three nominees as Class II Trustees.

Because many shareholders cannot attend the meeting in person, it is necessary that a large number of common shares be represented by proxy. Most shareholders have a choice of voting over the internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage paid envelope provided. Please refer to your proxy card or to the information provided by your bank, broker, or other holder of record to see which options are available to you. You should be aware that if you vote over the internet, you may incur costs, such as telephone and internet access charges, for which you will be responsible. The internet and telephone voting facilities for shareholders of record will close at 11:59 a.m., E.S.T. on March 11, 2007. If you vote by telephone or via the internet, it is not necessary to return a proxy card. The internet and telephone voting procedures are designed to authenticate shareholders by use of a control number, and to allow you to confirm that your instructions have been properly recorded.

If you wish to name as a proxy someone other than the proxies named on the proxy card, you may do so by crossing out the name of the designated proxies and inserting the name of another person. In that case, you should sign the proxy card and deliver it to the person so named, and the person so named must then be present to vote at the meeting. Proxy cards so marked should not be mailed to us or to American Stock Transfer and Trust Company.

You can revoke your proxy at any time before it is exercised. To revoke your proxy, you may file a written revocation with our Secretary, or you may deliver a properly executed proxy bearing a later date. If you vote by telephone or internet, you may also revoke your proxy with a timely and valid later telephone or internet vote, as the case may be. You may also revoke your proxy by attending the meeting and voting in person. If not so revoked, the common shares represented by such proxy will be voted.

Votes withheld from nominees for trustee and broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum has been reached. Votes withheld from nominees for trustee have the same effect as votes against. A “broker non-vote” occurs if a broker or other nominee who is entitled to vote your common shares has not received instructions from you with respect to a particular matter to be voted on, and the broker or other nominee does not otherwise have discretionary authority to vote your shares on that matter. Broker non-votes will have no effect on the outcome of the election of trustees.

If you hold your common shares through a broker, your shares may be voted even if you do not vote or attend the meeting. Under the rules of the New York Stock Exchange, if you hold your common shares through a broker, your broker is permitted to vote your common shares on the election of trustees even if the broker does not receive instructions from you, but may not vote your shares on non-discretionary items without voting instructions from you.

All common shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If no choice is indicated on the proxy card, the persons named as your proxies will vote the common shares “FOR” the three nominees (Matthew J. Gould, Louis C. Grassi and Jeffrey Rubin) for Class II Trustee, and as the proxy holders may determine, in their discretion, with respect to other matters that properly come before the meeting. The board of trustees is not currently aware of any business to be acted upon at the meeting other than that which is described in this proxy statement. A representative of American Stock Transfer and Trust Company will tabulate the votes and act as inspector of elections.

COST OF PROXY SOLICITATION

We will pay the entire cost of soliciting proxies, including preparing and mailing this proxy statement. In addition to the solicitation of proxies by mail and through our regular employees, we will request banks, brokers, custodians, nominees and other record holders to forward copies of the proxy statement and other soliciting materials to persons for whom they hold common shares and to request authority for the exercise of proxies. We will reimburse such record holders for their reasonable out-of-pocket expenses in forwarding proxies and proxy materials to shareholders.

GOVERNANCE OF OUR COMPANY

We are governed by a board of trustees and by the committees of the board. Members of the board are kept informed about our business through discussions with our chairman, president and chief executive officer and other officers, by reviewing materials provided to them and by participating in meetings of the board and its committees. During fiscal 2006, the board held four meetings and enacted resolutions by unanimous consent on three occasions. Each trustee attended at least 75% of the aggregate number of board and applicable committee meetings in fiscal 2006.

The board of trustees has four standing committees: an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The board has affirmatively determined that each of Kenneth F. Bernstein, Alan H. Ginsburg, Louis C. Grassi, Gary Hurand, Jeffrey Rubin and Jonathan H. Simon, a majority of its trustees, are “independent” for the purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange, and all of the members of each of the Audit Committee, the Compensation Committee and the Nominating and

Corporate Governance Committee are independent for the purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange. The board based these determinations primarily on a review of the responses of our trustees to questions regarding employment and compensation history, affiliations, family, other relationships and discussions with the trustees. In determining the independence of each of the foregoing trustees, the board considered that: (i) Mr. Hurand holds an approximate 40% beneficial interest in a family entity which owns a preferred limited partnership interest in Gould  Investors, L.P. (an affiliate of our company—see “Certain Relationships and Related Transactions”); the preferred limited partnership interest owned by the Hurand family entity has a deemed value of $14,678,500, limited voting rights and neither the Hurand family entity nor Mr. Hurand has any management involvement in Gould Investors, L.P.; and concluded that the Hurand family entity’s ownership of a passive investment in Gould Investors, L.P. did not disqualify Mr. Hurand from being independent and determined that Mr. Hurand is independent; and (ii) Gould Investors L.P. owns approximately 1.4% of the outstanding shares of Newtek Business Services, Inc., a public company, in which Mr. Rubin is a director and an executive officer, and concluded that such passive investment by Gould Investors L.P. in Newtek Business Services, Inc. did not adversely affect Mr. Rubin’s independence.

The board has adopted a charter for each committee (other than the Executive Committee), as well as corporate governance guidelines that address the make-up and functioning of the board. You can find each charter and the corporate governance guidelines by accessing the corporate governance section of our website at www.brtrealty.com. Copies of these charters and the corporate governance guidelines may be obtained by writing to us at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021, Attention: Secretary.

Code of Business Conduct and Ethics

We have also adopted a code of business conduct and ethics that is designed to help our trustees, officers, employees, agents and consultants resolve ethical issues in an increasingly complex business environment. The code of business conduct and ethics applies to all trustees, officers, employees, agents and consultants, including our chief executive officer, principal financial officer, principal accounting officer or controller or person performing similar functions. The code of business conduct and ethics covers a variety of topics, including those required by the Securities and Exchange Commission and the New York Stock Exchange. Topics covered include, but are not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. During fiscal 2006, our code of business conduct and ethics was amended and restated. The code of business conduct and ethics, as amended and restated, is available at the corporate governance section of our website at www.brtrealty.com and may be obtained by writing to us at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021, Attention: Secretary. During fiscal 2006, there were no waivers of the provisions of the code of business conduct and ethics with respect to any of our trustees, officers, employees, agents or consultants. We will post any amendments to, or any waivers of, our code of business conduct and ethics, as amended and restated, on our website.

Audit Committee

Our board of trustees has adopted an Audit Committee Charter delinating the composition and responsibilities of the Audit Committee. A copy of the Audit Committee Charter is attached to this proxy statement as Exhibit A.

The Audit Committee Charter requires that the Audit Committee be comprised of at least three members, all of whom are independent trustees and at least one of whom is an “audit committee financial expert.” Our board of trustees has determined that all of the members of our Audit Committee are independent for the purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and Section 303.01 of the Listed Company Manual of the New York Stock Exchange, and that Louis C.

Grassi, chairman of the Audit Committee, qualifies as an “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K promulgated pursuant to the Securities Exchange Act of 1934, as amended.

The Audit Committee, which is comprised of Patrick J. Callan, Sr., Alan H. Ginsburg and Louis C. Grassi, met four times during fiscal 2006. The Audit Committee is responsible for (i) the quality and integrity of our financial statements and internal controls, (ii) our compliance with legal and regulatory requirements, (iii) our independent registered public accounting firm’s qualification and independence, (iv) the performance of our internal audit function and of our independent registered public accounting firm and (v) the preparation of the audit committee report required by the Securities and Exchange Commission for inclusion in this proxy statement. The board has determined that each member of the Audit Committee satisfies the financial literacy and expertise requirements of the New York Stock Exchange.

Compensation Committee

The Compensation Committee, which is comprised of Alan H. Ginsburg, Jeffrey Rubin and Jonathan H. Simon (all of whom are independent trustees), met twice during fiscal 2006. The Compensation Committee reviews and sets the compensation of our chief executive officer and assists management in making recommendations to the board with respect to the salaries, bonuses and stock incentive awards of other officers and key employees. The Compensation Committee also administers our stock option plan and equity incentive plan and approves stock option grants and restricted stock awards.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, which is comprised of Patrick J. Callan, Sr., Louis C. Grassi, and Jonathan H. Simon (all of whom are independent trustees), met three times in fiscal 2006. The responsibilities of the Nominating and Corporate Governance Committee include proposing a slate of trustees for election to the board of trustees at the annual meeting of shareholders, identification and recommendation of candidates to fill vacancies on the board of trustees between annual meetings of shareholders and monitoring corporate governance matters, including overseeing our corporate governance guidelines, code of business conduct and ethics and periodically reviewing the independence of non-management trustees.

The board believes that it should be comprised of trustees with complementary backgrounds, and that trustees should, at a minimum, have expertise that may be useful to us. Trustees should possess the highest personal and professional ethics and should be willing and able to devote the required amount of time to our business.

When considering candidates for trustee, the Nominating and Corporate Governance Committee will take into account a number of factors, including the following:

•       Independence from management;

•       Whether the candidate has relevant business experience;

•       Judgment, skill, integrity and reputation;

•       Financial and accounting background, to enable the committee to determine whether the candidate would be suitable for Audit Committee membership;

•       Executive compensation background, to enable the committee to determine whether the candidate would be suitable for Compensation Committee membership; and

•       The size and composition of the existing board.

The Nominating and Corporate Governance Committee will consider candidates for trustee suggested by shareholders, applying the criteria for candidates described above, considering the additional information referred to below and evaluating such nominees in the same manner as other candidates. Shareholders wishing to suggest a candidate for trustee should write to our Secretary and include:

•       A statement that the writer is a shareholder and is proposing a candidate for consideration by the committee;

•       The name of and contact information for the candidate;

•       A statement of the candidate’s business and educational experience;

•       Information regarding each of the factors listed above sufficient to enable the committee to evaluate the candidate;

•       A statement detailing any relationship between the candidate and any competitor of the Trust;

•       Detailed information about any relationship or understanding between the proposing shareholder and the candidate; and

•       A statement that the candidate is willing to be considered and willing to serve as a trustee if nominated and elected.

Before nominating a sitting trustee for re-election at an annual meeting of shareholders, the Nominating and Corporate Governance Committee will consider:

•       The trustee’s performance on the board; and

•       Whether the trustee’s re-election would be consistent with our corporate governance guidelines.

When seeking candidates for trustee, the Nominating and Corporate Governance Committee may solicit suggestions from management, incumbent trustees or others. The Nominating and Corporate Governance Committee will interview a candidate if it believes the candidate might be suitable to be a trustee. The Nominating and Corporate Governance Committee may also ask the candidate to meet with management. If the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to the board, it will recommend the candidate’s election to the full board.

Non-Management Trustee Executive Session

In accordance with New York Stock Exchange listing standards, our non-management trustees meet regularly in executive sessions without management. “Non-management” trustees are all those trustees who are not employees or officers of the Trust and include trustees, if any, who are not determined to be “independent” by our board of trustees. The board has not designated a “Lead Director” or a single trustee to preside at executive sessions. The person who presides over executive sessions of non-management trustees is one of the committee chairman (other than the chairman of the executive committee) and the presiding trustee at the executive sessions rotates among the chairmen of the board’s committees.

Communications with Non-Management Trustees

Shareholders of the Trust and interested persons who want to communicate with our non-management trustees confidentially may do so by sending a letter to:

Non-Management Trustees
BRT Realty Trust
Suite 303
60 Cutter Mill Road
Great Neck, NY 11021
Attention: Secretary

Please note that the mailing envelope must contain a clear notation that it is confidential, and your letter should indicate that you are a shareholder of BRT Realty Trust.

Communications with Trustees

Shareholders of the Trust and interested persons who want to communicate with the board or any individual trustee can write to:

BRT Realty Trust
Suite 303
60 Cutter Mill Road
Great Neck, NY 11021
Attention: Secretary

Your letter should indicate that you are a shareholder of BRT Realty Trust. Depending on the subject matter, the Secretary will:

•       Forward the communication to the trustee or trustees to whom it is addressed;

•       Attempt to handle the inquiry directly; for example where it is a request for information about the Trust or it is a stock-related matter; or

•       Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each board meeting, the Secretary will present a summary of communications received, if any, since the last meeting that were not forwarded and make those communications available to the trustees on request.

Trustee Attendance at Annual Meetings

We typically schedule a board meeting in conjunction with our annual meeting of shareholders and expect that our trustees will attend, absent a valid reason. At the annual meeting of shareholders held in March 2006, except for Patrick J. Callan, Sr., all trustees were in attendance.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Alan H. Ginsburg, Jeffrey Rubin and Jonathan H. Simon. None of the members of the Compensation Committee has ever been an officer or employee of our company or any of our subsidiaries and no “compensation committee interlocks” existed during fiscal 2006.

Compensation of Trustees

Members of our board of trustees who are non-management trustees of BRT are paid an annual retainer of $15,000. Each member of the Audit Committee is paid an annual retainer of $5,000, the Chairman of the Audit Committee is paid an additional annual retainer of $2,000, each member of the Compensation Committee is paid an annual retainer of $3,000 and each member of the Nominating and Corporate Governance Committee is paid an annual retainer of $2,000. Additionally, (i) each non-management trustee receives a fee of $750 for attending a board of trustees’ meeting in person and $250 for attending a board of trustees’ meeting via telephone conference, (ii) each Audit Committee member receives a fee of $1,000 for attending an Audit Committee meeting in person and $500 for attending an Audit Committee meeting via telephone conference, (iii) each Compensation Committee member receives a fee of $750 for attending a Compensation Committee meeting in person and $250 for attending a Compensation Committee meeting via telephone conference, and (iv) each Nominating and Corporate Governance Committee member receives a fee of $500 for attending a Nominating and Corporate Governance Committee meeting in person and $250 for attending a Nominating and Corporate Governance Committee meeting via telephone conference. Non-management trustees who reside outside of the local area also receive reimbursement for travel expenses incurred in attending board and committee meetings. In addition, in fiscal 2006, each non-management trustee of BRT was awarded 1,000 restricted common shares under the BRT Realty Trust 2003 Incentive Plan. In fiscal 2006, each of Fredric H. Gould, Jeffrey A. Gould and Matthew J. Gould, management trustees of the Trust, was awarded 2,800 restricted common shares under the BRT Realty Trust 2003 Incentive Plan.

The restricted common shares awarded to the trustees have a five year “cliff” vesting provision during which period the registered owner is entitled to vote and to receive cash distributions on such shares.

Independence of Trustees

The following standards for “director” independence are applicable to BRT in accordance with the New York Stock Exchange corporate governance listing standards:

•       No trustee of BRT qualifies as “independent” unless the board affirmatively determines that the trustee has no material relationship with BRT or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with BRT or any of its subsidiaries);

•       A trustee who is an employee, or whose immediate family member is an executive officer, of BRT or any of its subsidiaries is not independent until three years after the end of such employment relationship;

•       A trustee who received, or whose immediate family member received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from BRT or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 in any twelve-month period;

•       A trustee who is, or who has an immediate family member who is, a current partner of BRT’s internal or external auditor, a trustee who is a current employee of the internal or external auditor, a trustee who has an immediate family member who is a current employee of BRT’s internal or external auditor and who participates in BRT’s audit, assurance or tax compliance (but not tax planning) practice, or a trustee who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of BRT’s internal or external auditor and personally worked on BRT’s audit within that time, can not be considered independent;

•       A trustee who is employed, or whose immediate family member is employed, as an executive officer of another company where any of BRT’s or any of its subsidiaries’ present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship; and

•       A trustee who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, BRT or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until the commencement of the third fiscal year following the fiscal year in which such payments fall below such threshold.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
TRUSTEES AND EXECUTIVE OFFICERS

The following table sets forth information concerning common shares owned by (i) all persons known to us to own beneficially 5% or more of our outstanding common shares, (ii) all trustees and nominees for trustee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all trustees and executive officers as a group.

Name of and Address of Beneficial Owner	Amount of Beneficial Ownership(1)	Percent of Class
Kenneth F. Bernstein(2) 1311 Mamaroneck Avenue White Plains, NY 10605	3,000	*
Simeon Brinberg(3)(4)	340,740	3.08%
Patrick J. Callan, Sr.(2) 45 Overlook Road Locust Valley, NY 11560	53,750	*
Alan H. Ginsburg(2) 1551 Sandspur Road Maitland, FL 32751	1,000	*
Gould Investors L.P.(4)	2,108,048	19.08%
Fredric H. Gould(2)(4)(5)(6)	2,667,537	24.15%
Jeffrey A. Gould(2)(4)(7)	252,770	2.29%
Matthew J. Gould(2)(4)(8)	2,400,163	21.73%
Mitchell Gould(4)	40,700	*
Louis C. Grassi(2) Grassi & Company CPA P.C. 2001 Marcus Avenue, S265 Lake Success, NY 11042	4,298	*
David Heiden(4)	52,310	*
Gary Hurand(2)(9) P.O. Box 310289 Flint, MI 48531	232,331	2.10%
Henry Moskowitz and the Argo Corporation(10) 50 West 17th Street New York, NY 10011	570,700	5.17%
Jeffrey Rubin(2) 100 Quentin Roosevelt Boulevard Garden City, NY 11530	3,000	*
Jonathan H. Simon(2) Simon Development Group 19 West 21st Street, Suite 902 New York, NY 1001	1,000	*
George Zweier(4)	18,950	*
All trustees and executive officers as a group (17 in number)(11)(12)	4,078,409	36.92%

                 *Less than 1%

       (1)Securities are listed as beneficially owned by a person who directly or indirectly holds or shares the power to vote or to dispose of the securities, whether or not the person has an economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership of shares within 60 days, whether upon the exercise of a stock option or otherwise. The percentage of beneficial ownership is based on 11,045,626 common shares outstanding on January 23, 2007.

       (2)A trustee.

       (3)Includes 291,371 common shares owned by the pension and profit sharing trusts of BRT Realty Trust, Gould Investors, L.P. and REIT Management Corp. of which Mr. Brinberg is a trustee, as to which shares Mr. Brinberg has shared voting and investment power. Also includes 17,500 common shares owned by a trust in which Mr. Brinberg is a beneficiary and sole trustee. Does not include 26,931 common shares owned by Mrs. Brinberg, as to which shares Mr. Brinberg disclaims beneficial interest and Mrs. Brinberg has sole voting and investment power.

       (4)Address is 60 Cutter Mill Road, Suite 303, Great Neck, NY 11021.

       (5)Includes 257,990 common shares owned by the pension and profit sharing trusts of BRT Realty Trust and REIT Management Corp. of which Mr. Fredric H. Gould is a trustee, as to which shares Mr. Gould has shared voting and investment power.

       (6)Includes 25,000 common shares owned by a trust for the benefit of Mr. Gould’s grandchildren of which Mr. Gould is a trustee (as to which shares Mr. Gould disclaims beneficial interest), and 18,988 common shares owned by a partnership in which an entity wholly-owned by Mr. Gould is the managing general partner. Also includes 30,048 common shares owned by One Liberty Properties, Inc., of which Mr. Gould is chairman of the board and chief executive officer, and 2,108,048 common shares owned by Gould Investors L.P. Does not include 25,015 common shares owned by Mrs. Fredric Gould, as to which shares Mr. Gould disclaims beneficial interest and Mrs. Fredric Gould has sole voting and investment power.

       (7)Includes 22,252 common shares owned by Mr. Jeffrey A. Gould as custodian for his minor children (as to which shares Mr. Gould disclaims beneficial interest) and 25,000 common shares owned by a trust for the benefit of Mr. Gould’s children and others, of which Mr. Gould is a trustee (as to which shares Mr. Gould disclaims beneficial interest).

       (8)Includes 15,666 common shares owned by Mr. Matthew J. Gould as custodian for his minor children (as to which shares Mr. Gould disclaims beneficial interest), 25,000 common shares owned by a trust for the benefit of Mr. Gould’s children and others, of which Mr. Gould is a trustee (as to which shares Mr. Gould disclaims a beneficial interest) and 2,108,048 common shares of beneficial interest owned by Gould Investors L.P. (Mr. Gould is President of the managing general partner of Gould Investors L.P.). Also includes 30,048 common shares owned by One Liberty Properties, Inc., of which Mr. Gould is a director and executive officer. Does not include 39,500 common shares owned by Mrs. Matthew Gould as to which shares Mr. Gould disclaims beneficial interest and Mrs. Matthew Gould has sole voting and investment power.

       (9)Includes 50,477 common shares owned by a limited liability company in which Mr. Hurand is a member, and 121,377 common shares owned by a corporation in which Mr. Hurand is an officer and shareholder.

(10)Based on information provided by the shareholder. Includes 82,600 common shares owned by the Henry Moskowitz and Rose Moskowitz 1999 Family Foundation.

(11)   This total is qualified by note (3) and notes (5) through (9).

(12)   Includes an aggregate of 26,250 common shares which underlie options.

ELECTION OF TRUSTEES

(Proposal 1)

The board of trustees is divided into three classes, each of which is elected for a staggered term of three years. Our Third Amended and Restated Declaration of Trust provides for the number of trustees to be between five and fifteen, the exact number to be determined by our board of trustees. The board has fixed the number of trustees at ten effective as of the date of our annual meeting of shareholders. The board may, following the meeting, increase or decrease the size of the board and fill any resulting vacancy or vacancies.

At the annual meeting of shareholders, three Class II Trustees (Matthew J. Gould, Louis C. Grassi and Jeffrey Rubin) will be standing for re-election to our board of trustees. Each nominee has been recommended to our board of trustees by the Nominating and Corporate Governance Committee for election at the annual meeting and nominated by the board of trustees to stand for election at the annual meeting to hold office until our 2010 annual meeting and until his successor is elected and qualified. The Class III Trustees will be considered for re-election at our 2008 annual meeting and the Class I Trustees will be considered for re-election at our 2009 annual meeting. Proxies will not be voted for a greater number of persons than the number of nominees named in the proxy statement.

We expect each nominee to be able to serve if elected. However, if any nominee is unable to serve as a trustee, unless a shareholder withholds authority, the persons named in the proxy card may vote for any substitute nominee proposed by the board of trustees. Each nominee, if elected, will serve until the annual meeting of shareholders to be held in 2010. Each other trustee whose current term will continue after the date of our 2007 annual meeting will serve until the annual meeting of shareholders to be held in 2008, with respect to the Class III Trustees, and 2009, with respect to the Class I Trustees.

The following table sets forth certain information regarding each nominee for election to the board of trustees:

NOMINEES OF CLASS II TRUSTEES WHOSE TERM WILL EXPIRE IN 2010

Name and Age	Principal Occupation for the past Five Years and other Directorships or Significant Affiliations
Matthew J. Gould(1) 47 years

Trustee since June 2004, a senior vice president since 1993, and a trustee from March 2001 to March 2004; President of Georgetown Partners, Inc., managing general partner of Gould Invstors L.P., since March 1996; Vice President of REIT Management Corp., advisor to the Trust, since 1986; director and senior vice president of One Liberty Properties, Inc. since 1999 and President of One Liberty Properties from 1989 to 1999.

Louis C. Grassi 51 years	Trustee since June 2003; Managing partner of Grassi & Co. CPAs, P.C. since 1984; Director of Flushing Financial Corp. since 1998.
Jeffrey Rubin 39 years

Trustee since March 2004; President and director of Newtek Business Services, Inc., a holding company for several wholly and majority owned operating subsidiaries and certified capital companies and several portfolio companies in which the certified capital companies own non-controlling interests, since February 1999.

Vote Required for Approval of Proposal 1

The affirmative vote of a plurality of the voting power of shareholders present in person or represented by proxy at the meeting is required for the election of each nominee for trustee.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE ELECTION OF MATTHEW J. GOULD, LOUIS C. GRASSI AND JEFFREY RUBIN AS CLASS II TRUSTEES. THE PERSONS NAMED IN THE PROXY CARD INTEND TO VOTE SUCH PROXY FOR THE ELECTION AS TRUSTEES OF MATTHEW J. GOULD, LOUIS C. GRASSI AND JEFFREY RUBIN, UNLESS YOU INDICATE THAT YOUR VOTE SHOULD BE WITHHELD.

The following tables set forth information regarding trustees whose terms will continue after the date of the annual meeting:

CLASS III TRUSTEES WHOSE TERM EXPIRES IN 2008

Name and Age	Principal Occupation for the past Five Years and other Directorships or Significant Affiliations
Kenneth F. Bernstein 45 years

Trustee since June 2004; President and Chief Executive Officer of Acadia Realty Trust, a real estate investment trust focused primarily on the ownership, acquisition, redevelopment and management of retail properties, since January 2001.

Fredric H. Gould(1)(2) 71 years

Trustee since 1983; Chairman of the Board of BRT since 1984; Chief Executive Officer of BRT from March 1996 to December 31, 2001; Chairman of the Board of Directors since 1989, Chief Executive Officer since July 2005, Chief Executive Officer from December 1999 to December 2001, and President from July 2005 to December 31, 2006, of One Liberty Properties, Inc.; Chairman of the Board of Georgetown Partners, Inc. since December 1997 and sole member of Gould General LLC, a general partner of Gould Investors L.P.; President of REIT Management Corp. since 1986; Director of East Group Properties, Inc. since 1998.

Gary Hurand(2) 60 years

Trustee since 1990; President of Dawn Donut Systems, Inc. since 1971; President of Management Diversified, Inc., a real property management and development company, since 1987; Director of Republic Bancorp Inc. since 1990.

CLASS I TRUSTEES WHOSE TERM EXPIRES IN 2009

Name and Age	Principal Occupation for the past Five Years and other Directorships or Significant Affiliations
Patrick J. Callan, Sr.(2)(3) 70 years

Trustee since 1984; Real estate consultant since January 2001; Senior Principal of The RREEF Funds, a real estate investment manager for pension funds, from 1984 to January 2001; Advisory Director of M&T Bank Corporation, New York City Division.

Alan H. Ginsburg 68 years	Trustee since December 2006; Chief Executive Officer since 1987 of The CED Companies, a private company which develops, builds and manages multi-family apartment communities.
Jeffrey A. Gould(1) 41 years

Trustee since 1997; President and Chief Executive Officer since January 2002, President and Chief Operating Officer from March 1996 to December 2001; Senior Vice President and director since December 1999 of One Liberty Properties, Inc.; Senior Vice President of Georgetown Partners, Inc. since 1996.

Jonathan H. Simon 41 years

Trustee since December 2006; President and Chief Executive Officer since 1994 of The Simon Development Group, a private company which owns and manages a diverse portfolio of residential, retail and commercial space.

(1)          Fredric H. Gould is the father of Matthew J. Gould and Jeffrey A. Gould.

(2)          Member of the Executive Committee.

(3)          Mr. Callan has resigned as a trustee effective March 12, 2007, the date of the Trust’s annual meeting of shareholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Ernst & Young LLP was the Trust’s independent registered public accounting firm for fiscal 2006 and throughout the periods covered by the financial statements for fiscal 2006. A representative of Ernst & Young LLP is expected to attend our annual meeting and will be available to respond to questions from shareholders, and may make a statement if such representative desires to do so.

The Audit Committee has not finalized the retention of Ernst & Young LLP for our audit of fiscal 2007. The Audit Committee is discussing the audit fees for fiscal 2007 with Ernst & Young LLP, and although it is expected that Ernst & Young LLP will be retained for our 2007 audit, the Committee could determine to retain another firm as the Trust’s independent registered public accounting firm if it determines that such retention is in the best interests of the Trust and its shareholders.

Audit Fees and Other Fees

The following table presents the fees for professional audit services billed by Ernst & Young LLP for the audit of our annual consolidated financial statements for the years ended September 30, 2005 and 2006, for the audit of internal control over financial reporting for the years ended September 30, 2005 and 2006 and fees billed for other services rendered to us by Ernst & Young LLP for each of such years:

	Fiscal 2005	Fiscal 2006
Audit fees(1)	392,500	393,000
Audit-Related Fees	—	—
Tax fees(2)	19,000	8,200
All other fees(3)	77,500	60,000
TOTAL FEES	489,000	461,200

(1)          Audit fees include fees for the audit of our annual consolidated financial statements, for review of the financial statements included in our quarterly reports on Form 10-Q and for the annual audit of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)          Tax fees consist of fees for tax advice, tax compliance and tax planning.

(3)          All other fees consist of fees paid for the review of Registration Statements on Form S-3 and Form S-8 filed by BRT.

The Audit Committee has concluded that the provision of non-audit services listed above is compatible with maintaining the independence of Ernst & Young LLP.

Pre-Approval Policy for Audit and Non-Audit Services

The Audit Committee pre-approves all audit, tax fees and non-audit services involving our independent registered public accounting firm.

In addition to the audit work necessary for us to file required reports under the Securities Exchange Act of 1934, as amended (i.e., quarterly reports on Form 10-Q and annual reports on Form 10-K), our independent registered public accounting firm may perform non-audit services, other than those prohibited by the Sarbanes-Oxley Act of 2002, provided they are pre-approved by the Audit Committee. The Audit Committee approved all non-audit services (which are set forth in the table above) performed by our independent registered public accounting firm in fiscal 2006.

Our independent registered public accounting firm is prohibited from providing the following types of services:

•       bookkeeping or other services related to our accounting records or financial statements;

•       financial information systems, design and implementation;

•       appraisal or valuation services, fairness opinions or contribution-in kind-reports;

•       actuarial services;

•       internal outsourcing services;

•       management functions or human resources;

•       broker or dealer, investment adviser or investment banking services; and

•       legal services and expert services related to the audit.

Approval Process

The Audit Committee annually reviews and approves the retention of the Trust’s independent registered public accounting firm for each fiscal year and the audit of our financial statements for such fiscal year, including the fee associated with the audit. In addition, the Audit Committee approves the provision of tax related non-audit services. Any fees for the audit and any fees for tax related services in excess of those approved by the Audit Committee must receive the prior approval of the Audit Committee.

Proposals for any other non-audit services to be performed by our independent registered public accounting firm must be approved by the Audit Committee in advance at a regularly scheduled meeting, by unanimous consent or at a meeting held by telephone conference.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of three independent trustees and operates under a written charter adopted by the board of trustees, a copy of which is attached to this proxy statement as Exhibit A. The Audit Committee reviews the charter on an annual basis. The board of trustees has reviewed Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the New York Stock Exchange listing standards independence requirements for Audit Committee members and has determined that each member of the Audit Committee is “independent,” as required by Section 10A(m)(3) and by the listing standards of the New York Stock Exchange.

The Audit Committee is appointed by the board of trustees to oversee and monitor, among other things, the financial reporting process, the independence and performance of the independent registered public accounting firm and the Trust’s internal controls. It is the responsibility of executive management to prepare the Trust’s financial statements in accordance with generally accepted accounting principles, and it is the responsibility of the independent registered public accounting firm to perform an independent audit of the Trust’s financial statements and to express an opinion on the conformity of those financial statements with generally accepted accounting principles.

In this context, the Audit Committee met on four occasions in fiscal 2006 and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the 2006 year end consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee also reviewed and discussed the Trust’s internal control procedures and its evaluation of the Trust’s internal controls with management, the independent registered public accounting firm and the accounting firm performing the internal control audit function. The Audit Committee also reviewed with management the process used for the certifications required under the Sarbanes-Oxley Act of 2002 of the Trust’s filings with the Securities and Exchange Commission, including the activities of management’s Disclosure Controls and Procedures Committee. In fiscal 2006, the Audit Committee reviewed the unaudited quarterly financial statements prior to the filing of each Form 10-Q with the Securities and Exchange Commission and each quarterly earnings press release. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committee).

In addition, the Audit Committee discussed with the independent registered public accounting firm the auditor’s independence, and has received the written disclosures and letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). Further, the Audit Committee reviewed and approved the auditors’ fees, both for performing audit and non-audit services. The Committee also considered whether the provision of non-audit services by the independent registered public accounting firm was compatible with maintaining the auditor’s independence and concluded that it was compatible with maintaining its independence.

The Audit Committee was provided with a report by the independent registered public accounting firm that included a description of material issues raised by its most recent “peer review” and any inquiry or investigation by governmental or professional authorities within the past few years respecting one or more independent audits carried out by the independent registered public accounting firm.

The Audit Committee meets with the independent registered public accounting firm and the accounting firm performing the internal control audit function, with and without management present, to discuss the results of their examinations, their evaluations of the internal controls, and the overall quality of the Trust’s financial reporting. In fiscal 2006, the Audit Committee reviewed and discussed with the independent registered public accounting firm, management and the accounting firm perfoming the

Trust’s internal audit function, the Trust’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 regarding the audit of internal control over financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended that the Trust’s audited financial statements for the year ended September 30, 2006 be included in the Trust’s Annual Report on Form 10-K for the year ended September 30, 2006 for filing with the Securities and Exchange Commission.

Louis C. Grassi (Chairman)
Patrick J. Callan, Sr.
Alan H. Ginsburg

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table discloses the compensation paid and accrued for services rendered in all capacities to us during the last three fiscal years for our chief executive officer and the four other most highly compensated executive officers whose annual compensation exceeded $100,000 for fiscal 2006.

		Annual Compensation		Long Term Compensation
				Restricted	Securities
	Fiscal			Stock	Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Awards($)(1)	Options (#)	Compensation($)(2)
Jeffrey A. Gould	2006	$409,175	$60,000	$70,364	—	$32,625
President and Chief	2005	386,885	—	68,295	—	31,500
Executive Officer(3)	2004	372,803	—	51,926	—	30,563
Mitchell Gould	2006	$311,296	$13,000	$62,825	—	$32,625
Vice President(4)	2005	302,415	11,000	25,905	—	31,500
	2004	197,871	10,000	17,543	—	30,563
David Heiden	2006	$311,296	$10,000	$43,978	—	$32,625
Vice President(4)	2005	302,415	9,000	21,195	—	31,500
	2004	198,902	10,000	17,543	—	30,563
George Zweier	2006	$126,667	$17,500	$25,130	—	$21,625
Vice President	2005	115,461	12,500	14,130	—	19,194
	2004	109,383	10,000	9,356	—	17,907
Simeon Brinberg	2006	$133,934	—	$70,364	—	$8,627
Senior Vice	2005	122,823	—	68,295	—	6,566
President(3)(5)	2004	107,428	—	51,926	—	7,417

(1)          Represents the grant of restricted stock awards which the executive received, subject to vesting. The restricted stock awards vest after five years. The values set forth above for 2006, 2005 and 2004 are based on the closing prices of our common shares on the New York Stock Exchange on Janaury 31, 2006, January 31, 2005 and February 10, 2004, respectively, the dates of the awards, which were $25.13, $23.55 and $23.39, respectively. Cash dividends at the rate paid on all BRT’s common shares are paid with respect to all outstanding restricted common shares. The number of restricted common shares awarded in fiscal 2006 was 2,800 shares for each of Messrs. Jeffrey A. Gould and Simeon Brinberg and 2,500 shares, 1,750 shares and 1,000 shares for Messrs. Mitchell Gould, David Heiden and George Zweier, respectively.

(2)          Represents annual contributions under the BRT Realty Trust Pension Plan for Jeffrey A. Gould, Mitchell Gould, David Heiden and George Zweier. The only other type of “All Other Compensation” for each of the named executive officers was received in the form of perquisites that is less than the level required for reporting.

(3)          Reference is made to the caption “Certain Relationships and Related Transactions” for a discussion of fees paid to REIT Management Corp., BRT’s advisor, and compensation and fees paid by REIT Management Corp. to executive officers of BRT, including indirectly to Jeffrey A. Gould and directly to Simeon Brinberg. Fredric H. Gould, chairman of our board of trustees, is the sole shareholder of REIT Management Corp. Reference is also made to the caption “Certain Relationships and Related Transactions” for a discussion of fees paid to Jeffrey A. Gould and Simeon Brinberg (and other executive officers of BRT) by another entity owned by Fredric H. Gould which received payments in fiscal 2006 from BRT for services rendered.

(4)          Includes commissions paid to Messrs. Mitchell Gould and David Heiden. Each is paid a commission of five basis points on loans originated by the Trust. A commission of $169,670 was paid to each of Messrs. Mitchell Gould and David Heiden in fiscal 2006.

(5)          Simeon Brinberg does not receive compensation directly from BRT. He receives salary from Gould Investors L.P. and his salary is allocated to BRT and other related entities pursuant to a shared services agreement. The salary set forth is the amount allocated to BRT and in fiscal 2006 represented approximately 33% of the time allocated by Mr. Brinberg to the various companies that are parties to the shared services agreement. See “Certain Relationships and Related Transactions.” The amount set forth in the “All Other Compensation” column for Mr. Brinberg represents the amount of his pension which is paid by Gould Investors L.P. and allocated to BRT pursuant to the shared services agreement.

BRT Pension Plan

The BRT Realty Trust Pension Plan is a defined contribution plan governing all of our employees. The Pension Plan is administered by Fredric H. Gould, Simeon Brinberg and David W. Kalish (Messrs. Brinberg and Kalish are non-trustee officers of our company). We make annual contributions to the BRT Realty Trust Pension Plan on behalf of each employee in an amount equal to 15% of such employee’s annual earnings, not to exceed $32,625 per employee in fiscal 2006. Partial vesting commences one year after employment with us, increasing annually until full vesting is achieved at the completion of five years of employment. The method of payment of benefits to participants upon retirement is determined solely by the participant, who may elect a lump sum payment or the purchase of an annuity, the amount of which is determined primarily by the amount of contributions and is subject to social security and other deductions. The following table sets forth the amount contributed to the BRT Realty Trust Pension Plan in fiscal 2006 for the benefit of each named executive officer (other than Simeon Brinberg who does not participate in the BRT Realty Trust Pension Plan), the aggregate amount accrued to date and the credited years of service for each named executive officer.

Name	Amount Contributed in 2006	Aggregate Amount Accumulated to Date	Years of Service
Jeffrey A. Gould	$32,265	$1,105,502	19
Mitchell Gould	$32,265	$288,440	8
David Heiden	$32,265	$303,724	8
George Zweier	$21,625	$201,183	8

Option Grants and Exercises; Unexercised Options

Option Grants in 2006

BRT did not grant any stock options during fiscal 2006.

Option Exercises in 2006 and Fiscal Year End Option Values

	Shares Acquired on	Value	Number of Shares Underlying Unexercised Options at September 30, 2006		Value of Unexercised In-the-Money Options at September 30, 2006(2)
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey A. Gould	4,000	$62,910	—	—	—	—
Mitchell Gould	3,750	$59,400	—	—	—	—
David Heiden	3,750	$59,400	—	—	—	—
George Zweier	—	—	11,250	—	$218,588	—
Simeon Brinberg	4,000	$62,910	—	—	—	—

(1)          Represents the fair market value of the common shares underlying the stock options on the date of exercise less the stock option exercise price.

(2)          Represents the difference between the closing price of our common shares on September 30, 2006 and the exercise price of the options. The closing price of our common shares on the New York Stock Exchange on September 30, 2006 was $28.38.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee is composed of three independent trustees. The Compensation Committee is responsible for determining the compensation of our chief executive officer and for advising our board of trustees on matters pertaining to compensation arrangements for other executive employees, as well as administering and approving awards under our stock option plan and the BRT Realty Trust 2003 Incentive Plan. The compensation determinations made by the Compensation Committee are approved by the entire board of trustees prior to implementation.

In fiscal 2006, the only executive officers compensated directly by the Trust were Jeffrey A. Gould, president and chief executive officer, George Zweier, vice president and chief financial officer, Mitchell Gould, vice president, and David Heiden, vice president. Neither Fredric H. Gould, chairman of our board of trustees, nor Matthew J. Gould, a senior vice president and trustee, received any compensation directly from our company in 2006, other than each being awarded 2,800 restricted common shares by our board of trustees. The other executive officers, including Simeon Brinberg, senior vice president and secretary, David W. Kalish, senior vice president-finance, and Mark H. Lundy, senior vice president and assistant secretary, received compensation from Gould Investors L.P. (and other affiliated entities) and, pursuant to a shared services agreement between the Trust, Gould Investors L.P. and other affiliated entities, a portion of their compensation was allocated to us based on the estimated time devoted by each such senior executive to our affairs in comparison to the estimated time devoted by each such senior executive to the affairs of the other entities which participate in the sharing arrangement. The allocation of compensation expense to the Trust for all senior executive officers of the Trust (three in number) pursuant to the shared services agreement was $350,210 in the aggregate in fiscal 2006 and was $133,934, $104,302 and $111,974 with respect to Messrs. Brinberg, Kalish and Lundy, respectively. A portion of our allocated expenses in fiscal 2006 for Messrs. Brinberg, Kalish and Lundy was attributable to time expended by them in connection with legal and accounting activities, including financings, banking matters, joint venture activities, corporate governance matters, and compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Our board of trustees awarded to each of Messrs. Brinberg, Kalish and Lundy 2,800 restricted common shares in fiscal 2006. In fiscal 2006, Israel Rosenzweig, a senior vice president, received compensation of $394,456 from the Trust and in view of the fact that in 2006 he devoted a significant amount of his business time to the activities of other entities, primarily Gould Investors L.P., $326,475 of his compensation from the Trust was allocated to Gould Investors L.P. and other affiliated entities pursuant to the shared services agreement. Mr. Rosenzweig was also awarded 2,800 restricted common shares in fiscal 2006 by our board of trustees.

Compensation Overview

The annual compensation of executive officers compensated directly by the Trust consists of an annual component made up of base salary and a long term incentive-based component realized through the awarding of restricted common shares. The annual compensation of executive officers, a portion of whose base salary is allocated to us pursuant to the shared services agreement, consists of such allocated base salary plus long term executive-based compensation realized through the awarding of restricted common shares. Executive officers who are compensated directly by the Trust (but not those executive officers whose base salary is allocated to us under the shared services agreement) may also be awarded an annual bonus. The Trust has not historically entered into employment agreements with its executive officers, it does not have any employment agreement currently in place, and it does not provide severance benefits to any of its executive officers, other than accelerated vesting of restricted stock awards in the event of a “change of control” of the Trust.

Base Salary and Bonus

Base salaries are targeted to be competitive with salaries paid to senior executives at other real estate investment trusts and take into account an individual’s responsibilities and performance, the Trust’s operating performance in the most recently concluded fiscal year and the number of years an individual has been associated with the Trust in an executive capacity. The determination of base compensation of the Trust’s executives is subjective and is not based on any structured formula. In determining compensation for 2007, the Compensation Committee took into account our results of operations for fiscal 2006, the increase in our loan originations year over year, the management of the Trust’s loan portfolio and real estate portfolio and the cash dividend paid to shareholders.

The Trust does not have a bonus plan in existence. Bonuses, if any, are granted on a case by case basis, with the amount paid to any executive being subjective in nature. In considering and awarding bonuses, the Compensation Committee takes into consideration the base compensation of each officer, the performance of each officer during the most recently concluded fiscal year, the results of operations for such year, and, except for the chief executive officer, the recommendations of management. The total amount of bonuses approved for executive officers (other than our chief executive officer) for their performance in 2006, which will be paid in 2007, is $70,000. These bonuses will be paid to three of the Trust’s executive officers who are employed full time by the Trust and does not include the Trust’s chief executive officer. No bonuses are paid by the Trust to executive officers who provide services to the Trust under the shared services agreement.

Long Term Compensation—Stock Options and Restricted Stock Awards

In 2003, the board of trustees authorized, and shareholders approved, the adoption of the BRT Realty Trust 2003 Incentive Plan. The 2003 Incentive Plan authorizes the grant of incentive and non-statutory options and the awarding of restricted common shares. The granting of options and the awarding of restricted common shares under the 2003 Incentive Plan is at the discretion of the Compensation Committee, is approved by the board of trustees, and is not based on any formula. To date, no options have been granted under the 2003 Incentive Plan. It has been the policy in the past two years (and such policy is expected to continue) to approve awards of restricted beneficial shares at the December meeting of the Compensation Committee and the board of trustees and to make such awards effective the last business day of the succeeding January.

In 2006, the Compensation Committee awarded 42,450 restricted common shares under the 2003 Incentive Plan to a total of 59 persons, including full and part time employees, officers, trustees and consultants, which includes persons who allocate time to us under the shared services agreement. The awards granted in 2006 provide for five year “cliff” vesting and, therefore, the common shares awarded cannot be transferred by the recipient until the five year vesting period has been satisfied. Accordingly, the award of restricted common shares under the 2003 Incentive Plan cannot be realized unless the awardee remains an officer, trustee, employee or consultant of the Trust for a continuous period of five years during which five year period the awardee realizes the benefits of any cash dividends paid on the common shares awarded to him. The Compensation Committee believes that awarding restricted common shares with a five-year cliff vesting aligns the interest of awardees with those of the Trust’s shareholders, furthers retention of executives and employees, and provides the recipients with an incentive to devote their best efforts in pursuing the success of the Trust by providing awardees with an opportunity to share in the growth and prosperity of the Trust through their ownership of common shares.

CEO Compensation

Jeffrey A. Gould, a trustee and our president, became our chief executive officer effective January 1, 2002. In 2006, utilizing the methodology outlined above, the Compensation Committee determined that

Mr. Gould’s salary for calendar 2006 would be $415,000. In addition, the Committee determined to award to Mr. Gould a bonus of $60,000 to be paid in 2006 for services rendered in fiscal 2005, and to award to him 2,800 restricted common shares. In determing Mr. Gould’s 2006 base salary and bonus, the Compensation Committee took into consideration Mr. Gould’s performance, the Trust’s overall performance and specifically took notice of the significant increase in loan originations and the increase in shareholder value. The Committee was apprised of the compensation which Mr. Gould derives from service companies 100% owned by Fredric H. Gould The Compensation Committee believes that Mr. Gould’s compensation from BRT for fiscal 2006 was reasonable.

The Compensation Committee has retained an independent compensation consultant to assist it in calibrating a cash and equity compensation program for its senior executive officers for 2007, including the compensation of our chief executive officer. The Compensation Committee did not employ the services of a consultant in determining 2006 compensation. The Compensation Committee will seek to provide compensation of base salary, bonus and equity to Mr. Gould which is competitive with a peer group of real estate investment trusts. The Compensation Committee and its compensation consultant will review Mr. Gould’s compensation for 2006, including his salary, bonus, restricted share award, perquisites, and fees received by him from affiliated service companies. The Compensation Committee will evaluate Mr. Gould’s personal performance as well as the Trust’s performance in 2006 and the analyses and conclusions of the compensation consultant, and will make a determination as to the compensation of Mr. Gould for fiscal 2007.

Jeffrey Rubin (Chairman)
Alan H. Ginsburg
Jonathan H. Simon

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Fredric H. Gould, chairman of our board of trustees, is chairman of the board of directors and chief executive officer of One Liberty Properties, Inc., a real estate investment trust listed on the New York Stock Exchange that is engaged in the ownership of a diversified portfolio of income-producing real properties that are net leased to tenants, generally under long-term leases. He is also chairman of the board of directors and sole stockholder of the managing general partner of Gould Investors L.P., a limited partnership that owns and operates a diversified portfolio of real estate and invests in other companies active in the real estate industry, and he is the sole member of a limited liability company which is the other general partner of Gould Investors L.P. Gould Investors L.P. owns approximately 19.08% of our outstanding common shares. In addition, Mr. Gould is an officer of REIT Management Corp., our advisor.

Jeffrey A. Gould, a trustee and our president and chief executive officer, is a senior vice president and director of One Liberty Properties, Inc. and a vice president of the managing general partner of Gould Investors L.P.

Matthew J. Gould, a trustee and one of our senior vice presidents, is a senior vice president and director of One Liberty Properties, Inc., and president of the managing general partner of Gould Investors L.P. He is also an officer of REIT Management Corp. and of Majestic Property Management Corp.

David W. Kalish, Simeon Brinberg, Mark H. Lundy and Israel Rosenzweig, each of whom is an executive officer of our company, are executive officers of One Liberty Properties, Inc. and of the corporate managing general partner of Gould Investors L.P. Mark H. Lundy also is an officer of Majestic Property Management Corp.

We and certain related entities, including Gould Investors L.P., One Liberty Properties, Inc., Majestic Property Management Corp. and REIT Management Corp. occupy common office space and use certain services and personnel in common. In fiscal 2006, we reimbursed Gould Investors L.P. $782,000 under the Shared Services Agreement described below for common general and administrative expenses, including rent, telecommunication services, computer services, bookkeeping, secretarial and other clerical services and legal and accounting services. This amount includes $69,000 contributed to the annual rent of $388,000 paid by Gould Investors L.P., One Liberty Properties, Inc. and related entities to a subsidiary of Gould Investors L.P. which owns the building in which the offices of these entities are located, and an aggregate of $350,210 allocated to us for services performed by certain executive officers who are not engaged by us on a full-time basis, including the amounts allocated for the salary of Simeon Brinberg as set forth in the “Summary Compensation Table” and $104,302 and $111,974 allocated for the salaries of David W. Kalish and Mark H. Lundy, respectively. The allocation of general and administrative expenses is computed in accordance with a shared services agreement, which we refer to as the “Shared Services Agreement,” and is based on the estimated time devoted by executive, administrative and clerical personnel to the affairs of each participating entity to the Shared Services Agreement. The services of secretarial personnel generally are allocated on the same basis as that of the executive to whom each secretary is assigned. The amount of general and administrative expenses allocated to us, which Gould Investors L.P. nets against its general and administrative expenses in its consolidated statements of income, represents approximately 26% of the total expenses allocated to all entities which are parties to the Shared Services Agreement. We also lease under a direct lease with a subsidiary of Gould Investors L.P. approximately 1,800 square feet of office space at an annual rental of $55,000, which we believe is a competitive rent for comparable office space in the area in which the building is located.

In fiscal 2006, we paid Majestic Property Management Corp., a company in which we have no ownership interest and which is 100% owned by Fredric H. Gould, chairman of our board of trustees, fees for management services and brokerage fees totaling $92,000, representing approximately 2.6% of the fiscal 2006 revenues of Majestic Property Management Corp. In addition, in fiscal 2006, eight unconsolidated joint ventures in which we own a 50% joint venture interest paid fees to Majestic Property

Management Corp. for management fees, brokerage commissions and construction supervisory fees totaling $230,000, representing approximately 6.4% of the fiscal 2006 revenues of Majestic Property Management Corp.

Majestic Property Management Corp. provides real property management, real estate brokerage, mortgage brokerage and construction supervision services for affiliated and non-affiliated entities. Fredric H. Gould received compensation from Majestic Property Management Corp. of $192,560 in fiscal 2006, and the following executive officers of the Trust (some of whom are officers of Majestic Property Management Corp.) received compensation from Majestic Property Management Corp. in fiscal 2006: Jeffrey A. Gould, $507,569; Matthew J. Gould, $203,601; Simeon Brinberg, $23,000; David W. Kalish, $45,210; Mark H. Lundy, $135,200; and Israel Rosenzweig, $441,677. The real property management services provided by Majestic Property Management Corp. to us and our joint ventures include, among other things, rent billing and collection, leasing, compliance with regulatory statutes and rules; i.e., New York City rent control and rent stabilization rules, property maintenance and repair and property sales.

We are party to an advisory agreement between us and REIT Management Corp., a company that is wholly owned by Fredric H. Gould, which we refer to as the Advisory Agreement. Pursuant to the Advisory Agreement, REIT Management Corp. furnishes advisory and administrative services with respect to our business, including, without limitation, arranging credit lines for us, participating in our loan analyses and approvals, providing investment advice, providing assistance with building inspections and litigation support. For services performed by REIT Management Corp. under the Advisory Agreement in fiscal 2006, REIT Management Corp. received an annual fee of 1% paid on mortgages receivable, subordinated land leases and investments in unconsolidated ventures as well as an annual fee of ½ of 1% of our invested assets other than mortgages receivable, subordinated land leases and investments in unconsolidated ventures. The fee to REIT Management Corp. includes non-accruing mortgages receivable to the extent they exceed allowances for loan losses. In fiscal 2006, we paid $2,682,000 directly to REIT Management Corp. under the Advisory Agreement. In addition, our borrowers pay fees directly to REIT Management Corp. on their loans, which are generally one time fees payable upon funding of the loan commitment, in the amount of 1% of the total commitment amount. These fees totaled $3,200,000 in fiscal 2006.

The Advisory Agreement has been amended effective January 1, 2007 to provide for an asset management fee of six tenths of 1% of our invested assets and an incentive fee from our borrowers, payable upon funding a loan commitment, of ½ of 1% of the total commitment amount, provided that we have received a loan commitment fee of at least 1% from the borrower in any such transaction and any loan commitment fee in excess of 1½% will be paid to us. In addition, pursuant to a joint venture arrangement with CIT Capital USA, Inc. entered into in November 2006, loan origination fees paid by a borrower on a loan originated by the joint venture in excess of 2% of the principal amount of the loan, but not exceeding 3% of the principal amount of the loan, will be paid to REIT Management Corp. Unless terminated earlier in accordance with its terms, the term of the Advisory Agreement, as amended, will expire on December 31, 2010.

All of the outstanding shares of REIT Management Corp. are owned by Fredric H. Gould, the chairman of our board of trustees. Fredric H. Gould and Matthew J. Gould, a trustee and officer of our company, who are salaried officers of REIT Management Corp., received compensation from REIT Management Corp. of $1,725,773 and $1,563,965, respectively, in fiscal 2006. Simeon Brinberg, David W. Kalish and Mark H. Lundy, executive officers of our company, received compensation from REIT Management Corp. in fiscal 2006 of $358,774, $737,519 and $931,937, respectively. Jeffrey A. Gould, a trustee and our president and chief executive officer, and Israel Rosenzweig, a senior vice president, did not receive any direct compensation from REIT Management Corp. in fiscal 2006, but each received compensation from other affiliated service companies wholly-owned by Fredric H. Gould in fiscal 2006. Since Jeffrey A. Gould and Israel Rosenzweig each received compensation from other affiliated service companies wholly owned by Fredric H. Gould, Jeffrey A. Gould may be deemed to have received indirectly from REIT Management Corp. in fiscal 2006 approximately $974,925 and Israel Rosenzweig may be deemed to have received indirectly from REIT Management Corp. in fiscal 2006 approximately $885,524. The compensation paid by affiliated service companies wholly-owned by Fredric H. Gould to Jeffrey A. Gould and Israel Rosenzweig and our other officers referred to in this section “Certain Relationships and Related Transactions” is not determined by the profitability of any one of the affiliated service companies but is based on the total profitability of all of the service companies, including REIT Management Corp., Majestic Property Management Corp. and service companies which receive no fees from us. The amount of compensation received by each such person annually from these service companies is allocated by Fredric H. Gould based solely on his determination of each of such individual’s involvement, achievements and activities during the prior year.

The fees paid by us to Majestic Property Management Corp. and REIT Management Corp. and the expenses reimbursed to Gould Investors L.P. under the Shared Services Agreement were approved by our Audit Committee and non-management trustees. The fees to Majestic Property Management Corp. were based on fees which we believe would have been charged by unaffiliated persons for comparable services. The fees paid by us to REIT Management Corp. were paid pursuant to the Advisory Agreement and the expenses reimbursed to Gould Investors L.P. were reimbursed pursuant to the Shared Services Agreement.

In fiscal 2006, we sold two 50% pari passu participations in two mortgage loans to Gould Investors L.P., at par. A participation in the first loan in the face amount of $46 million was sold on March 30, 2006 for $23 million. At September 30, 2006, the balance on this loan was $25.9 million and BRT and Gould Investors L.P. each retained their 50% pari passu interest. Upon purchasing the participation, Gould Investors L.P. received $333,438, representing its 50% share of the total commitment fee paid by the borrower for the loan. A participation in the second loan with an outstanding balance of $20.8 million, net of interest and repair reserves at September 27, 2006, was sold for $10.4 million. Gould Investors L.P. received a pro rata share of the commitment fee paid by the borrower to us, or $219,818. On November 16, 2006, we purchased this participation from Gould Investors L.P. for the outstanding participation balance, which was $9.5 million, and Gould Investors L.P. repaid to us $159,000, representing the unamortized portion of the commitment fee of $219,818.

SECTION 16(a) BENEFICIAL OWNERSHIIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, trustees and persons who beneficially own more than 10% of our common shares to file Initial Reports of Ownership and Reports of Changes in Ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, trustees and greater than 10% beneficial owners are required by the rules and regulations promulgated pursuant to the Securities Exchange Act of 1934, as amended, to furnish us with copies of all Section 16(a) forms they file. We prepare and file the requisite forms on behalf of our executive officers and trustees.

Based on a review of information supplied to us by our executive officers and trustees, we believe that all Section 16(a) filing requirements applicable to our executive officers and trustees with respect to fiscal 2006 were met.

STOCK PERFORMANCE GRAPH

This graph compares the performance of common shares of BRT Realty Trust with the Standard & Poor’s 500 Index and a peer group index consisting of publicly traded mortgage real estate investment trusts prepared by the National Association of Real Estate Investment Trusts. The graph assumes $100 invested on September 30, 2001 and assumes the reinvestment of dividends. Historical performance during this period may not be indicative of future stock performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
AMONG BRT REALTY TRUST, THE  S & P 500 INDEX
AND THE NAREIT MORTGAGE INDEX

	Cumulative Total Return
	9/01	9/02	9/03	9/04	9/05	9/06
BRT REALTY TRUST	100.00	137.52	222.69	272.74	319.56	420.52
S & P 500	100.00	79.51	98.91	112.63	126.43	140.08
NAREIT MORTGAGE	100.00	135.27	197.81	255.26	214.11	238.59

Copyright© 2006 Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

SUBMISSION OF SHAREHOLDER PROPOSALS

Our annual meeting of shareholders for the year ending September 30, 2007 is scheduled to be held in March 2008. In order to have any proposal presented by a shareholder at the meeting included in the proxy statement and form of proxy relating to the 2008 meeting, the proposal must be received by us no later than September 29, 2007.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead intended to be presented directly at the 2008 annual meeting of shareholders, rules and regulations promulgated pursuant to the Securities Exchange Act of 1934, as amended, permit us to exercise discretionary authority to the extent conferred by proxy if we:

•       receive notice of the proposal before December 13, 2007 and advise shareholders in the 2008 proxy statement of the nature of the proposal and how management intends to vote on such matter, or

•       do not receive notice of the proposal before December 13, 2007.

OTHER MATTERS

As of the date of this proxy statement, we do not know of any matter other than those stated in this proxy statement which are to be presented at the annual meeting of shareholders. If any other matter should properly come before the meeting, the persons named in the proxy card will vote the common shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By order of the Board of Trustees
Simeon Brinberg, Secretary

EXHIBIT A

AUDIT COMMITTEE OF THE BOARD OF TRUSTEES

CHARTER

I.   Purpose

The Audit Committee (the “Committee”) is a committee of the Board of Trustees (the “Board”). The primary function of the Committee is to represent and assist the Board with the oversight of: (i) the quality and integrity of the Trust’s financial statements and internal controls, (ii) the Trust’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Trust’s internal audit function and independent auditors. The Committee will fulfill its responsibilities by carrying out its activities and duties consistent with this Charter. The Committee shall be given full and direct access to the Trust’s management, Trust’s employees and independent auditors as necessary to carry out these responsibilities.

II.   Composition

The Audit Committee shall be comprised of three or more Trustees. The members of the Audit Committee shall be nominated by the Nominating and Corporate Governance Committee and elected by the Board at the annual organizational meeting to one-year terms or until their successors are elected and qualified. Each member shall satisfy the independence, experience and financial literacy requirements of The New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and applicable rules and regulations of the Securities and Exchange Commission.

At least one member of the Audit Committee shall be a “financial expert” and have “accounting or related financial management expertise” as required by the Sarbanes-Oxley Act of 2002, The New York Stock Exchange listing standards and the rules and regulations of the Securities and Exchange Commission. The designation of one or more members as a “financial expert” shall not impose any duties, obligations or liabilities on such member greater than the regular duties, obligations and liabilities as a member of the Committee or the Board.

If any Committee member simultaneously serves on the audit committee of other public companies, the Board must determine that such simultaneous service or services will not impair the ability of such member to effectively serve on the Trust’s Audit Committee.

Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

No consulting, advisory or compensatory fees shall be paid by or for the Trust to any member of the Committee or to any entity with which he or she is affiliated, other than trustee and committee fees payable by the Trust in the regular course. Board and committee fees may be payable in cash, shares, options and/or in kind. Committee members may receive additional compensation from the Trust for their service on the Committee.

III.   Meetings

The Committee shall meet at least quarterly, or more frequently as circumstances dictate. The timing of the meetings shall be determined by the Committee. However, the Committee will meet at any time that the independent auditors believe communication with the Committee is required. As part of its job to foster open communication, the Committee shall meet periodically with management, the trustees and the independent auditors in separate executive sessions to discuss any matter which the Committee or each of these groups believes should be discussed privately. Minutes shall be kept of each meeting of the Committee.

IV.   Responsibilities and Duties

The Committee shall have the following duties and responsibilities:

GENERAL RESPONSIBILIITES:

•       To report regularly Committee actions to the full Board and make appropriate recommendations.

•       To inquire as to the independence of the independent auditors. As part of this responsibility, the Committee will ensure that the independent auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between such auditors and the Trust. The Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board take appropriate action in response to the independent auditors’ report to satisfy itself of the independent auditors’ independence.

•       To conduct or authorize investigations into matters within the Committee’s scope of responsibility. The Committee is authorized to the extent it deems necessary or appropriate, at the Trust’s expense and without Board approval, to retain independent counsel, accountants or other advisors to assist the Committee in fulfilling its duties. The Committee may request any officer, trustee or employee of the Trust or the Trust’s outside counsel or independent auditors to attend any meeting of the Committee or to meet with any members of or consultants to the Committee.

•       To review and approve, specifically and in advance, any permitted non-audit services proposed to be provided to the Trust by its independent auditors, and ensure that such services do not interfere with the independence of such auditors, and do not give rise to an appearance of impropriety. Pre-approval of permitted non-audit services may be delegated to the Chairman or another member of the Committee.

•       To consider policies and procedures for audit partner rotation on a five-year cycle.

•       To establish procedures for the receipt, retention and treatment of complaints received by the Trust regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting, auditing or internal control issues.

•       To meet separately and periodically, with management, persons responsible for the internal audit function, and with independent auditors.

•       To review and establish hiring policies regulating the hiring by the Trust of employees or former employees of the Trust’s independent auditors.

RESPONSIBILITIES FOR ENGAGING INDEPENDENT AUDITORS AND REVIEWING INTERNAL AUDIT FUNCTION:

•       To be directly and solely responsible for the appointment, retention and evaluation of the independent auditors and to directly and be solely responsible for the approval of any replacement of the independent auditors. The Committee also will review and approve fees paid to the independent auditors, including audit and non-audit fees.

•       To confirm and assure the objectivity of the internal audit function and the independence of independent auditors, including a review of management consulting services provided by the independent auditors.

RESPONSIBILITIES REGARDING THE ANNUAL AUDIT, INTERNAL AUDITS AND QUARTERLY AND ANNUAL FINANCIAL STATEMENTS:

•       At least annually, the Committee will obtain and review a report by the independent auditors describing:  the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditors and the Trust.

•       To review with the independent auditor any audit problems or difficulties and management’s response.

•       The Committee will strive to insure that the independent auditors provide the Committee with a timely notification and analysis of significant financial reporting issues.

•       The Committee will have discussions with management and the independent auditors regarding the annual report filed with the Securities and Exchange Commission (Form 10-K) and other published documents containing the Trust’s financial statements. Each Form 10-K must be approved by the Committee prior to filing, either at a meeting, or by a telephone conference call in which management and the independent auditors participate.

•       The Committee will have discussions with management and the independent auditors regarding each quarterly report filed with the Securities and Exchange Commission (Form 10-Q). Each Form 10-Q must be approved by the Committee prior to filing, either at a meeting, or by a telephone conference call in which management and the independent auditors participate.

THE COMMITTEE WILL DISCUSS THE FOLLOWING WITH THE INDEPENDENT AUDITORS:

•       The planned arrangements and scope of the annual audit.

•       The adequacy of the Trust’s internal controls, including computerized information systems controls and security.

•       Any significant findings and recommendations made by the independent auditors together with management’s response.

•       The need for the independent auditors to assess their responsibility for detecting accounting and financial reporting errors, fraud, and defalcations, illegal acts and noncompliance with the Trust’s Code of Business Conduct and Ethics and regulating requirements.

•       The need for changes or improvements, including improvements in efficiency, in financial or accounting practices or controls.

THE COMMITTEE WILL DISCUSS WITH MANAGEMENT AND THE INDEPENDENT AUDITORS:

•       The Trust’s annual financial statements and related notes and quarterly financial statements, including all of the Trust’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•       The independent auditor’s audit of and report on the financial statements.

•       The independent auditor’s qualitative judgment about the quality, not just the acceptability, of the accounting principles and financial disclosures.

•       The matters required to be discussed by Statement on Auditing Standards No. 61, as it may be amended, including but not limited to:

•        Methods used to account for significant unusual transactions.

•        Effect of significant accounting policies in controversial or emerging areas.

•        Process and basis for sensitive accounting estimates.

•        Disagreements between independent auditors and management over accounting or disclosure matters.

•       Any difficulties or disputes with management encountered during the course of the audit. The Committee is directly responsible for the resolution of disagreements between management and the Trust’s independent auditors regarding financial reporting.

•       The Trust’s significant risks and exposures and the steps management has taken to monitor and control such exposures, including the Trust’s risk assessment and risk management policies or guidelines, if any.

PERIODIC RESPONSIBILITIES:

•       Review annually the Committee’s charter for adequacy and recommend any changes to the Board.

•       Meet with the independent auditors and management in separate executive sessions to discuss matters that should be discussed privately with the Committee.

•       Review the Committee’s methodology and functions at least annually; evaluate its performance and institute appropriate changes to improve performance or reflect changes in the business environment.

•       Prepare an annual Committee report or other proxy statement disclosure about the Committee in accordance with rules and regulations of the Securities and Exchange Commission and other applicable law.

•       Include a copy of the Committee charter as an appendix to the proxy statement at least once every three years.

•       Review and update periodically the Trust’s policies and procedures that pertain to the Trust’s financial reporting process, system of internal controls, and compliance and ensure that management has established a system to enforce these policies.

•       Discuss with management the Trust’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, if any.

•       Perform an annual self-evaluation of its performance and compliance with the Charter.

The Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Trust’s financial statements. Members of the Committee rely without independent verification on the information provided to them and the representations made to them by management and the independent auditors, and look to management to provide full and timely disclosure of all material facts affecting the Trust. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting policies, appropriate internal controls and procedures or appropriate disclosure controls and procedures, or that the Trust’s reports and information provided under the Securities Exchange Act of 1934 are accurate and complete. Furthermore, the Committee’s consideration and discussions referred to in this Charter do not assure that the audit of the Trust’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, that the Trust’s auditors are in fact “independent”, or that the matters required to be certified by the Trust’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) or other officers of the Trust under the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations of the Securities and Exchange Commission have been properly and accurately certified.

ANNUAL MEETING OF SHAREHOLDERS OF

BRT REALTY TRUST

March 12, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

▄

The Board of Trustees recommends a vote “FOR” the nominees listed.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

1. Election of Trustees				2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
NOMINEES:
☐	FOR ALL NOMINEES	O	Matthew J. Gould		This Proxy, when properly executed, will be voted in the manner directed
		O	Louis C. Grassi		by you. If no direction is made, this Proxy will be voted FOR the matter
☐	WITHHOLD AUTHORITY	O	Jeffrey Rubin		indicated in 1 herein. You are encouraged to specify your choices by
	FOR ALL NOMINEES				marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Trustees’ recommendations.
☐	FOR ALL EXCEPT				The Proxies cannot vote your shares of beneficial interest unless you sign
	(See instructions below)				and return this card.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

▄	▄

BRT REALTY TRUST

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

March 12, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints Simeon Brinberg and Mark H. Lundy as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Beneficial Interest, $3.00 par value of BRT Realty Trust held of record by the undersigned on January 23, 2007 at the Annual Meeting of Shareholders to be held on March 12, 2007 or any adjournments thereof.

(Continued and to be signed on the reverse side)

▄	14475 ▄

ANNUAL MEETING OF SHAREHOLDERS OF

BRT REALTY TRUST

March 12, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- or -
TELEPHONE - Call toll-free 1-800-PROXIES	COMPANY NUMBER
(1-800-776-9437) from any touch-tone telephone
and follow the instructions. Have your proxy card	ACCOUNT NUMBER
available when you call.
- or -
INTERNET - Access “www.voteproxy.com” and follow the
on-screen instructions. Have your proxy card available when
you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

▄

The Board of Trustees recommends a vote “FOR” the nominees listed.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

1. Election of Trustees				2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
NOMINEES:
☐	FOR ALL NOMINEES	O	Matthew J. Gould		This Proxy, when properly executed, will be voted in the manner directed
		O	Louis C. Grassi		by you. If no direction is made, this Proxy will be voted FOR the matter
☐	WITHHOLD AUTHORITY	O	Jeffrey Rubin		indicated in 1 herein. You are encouraged to specify your choices by
	FOR ALL NOMINEES				marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Trustees’ recommendations.
☐	FOR ALL EXCEPT				The Proxies cannot vote your shares of beneficial interest unless you sign
	(See instructions below)				and return this card.

INSTRUCTION	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”
and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

▄	▄